                                                                    EXHIBIT J(2)

[GOODWIN PROCTER LOGO]       Goodwin Procter LLP             T: 617.570.1000
                             Counsellors at Law              F: 617.523.1231
                             Exchange Place                  goodwinprocter.com
                             Boston, MA 02109

July 27, 2004

ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re:   ING Series Fund, Inc.
      Post-Effective Amendment No. 69 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

We hereby consent to the references to our firm as legal counsel for ING Series Fund, Inc. (the "Company") in Post-Effective Amendment No. 69 to the Company's Registration Statement on Form N-1A. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin procter llp

GOODWIN PROCTER  LLP